Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE
SECURITIES
OF
SINGULEX, INC.

Void after September 1, 2016

This Warrant is issued to General Electric Capital Corporation, a Delaware corporation, or its registered assigns (the “Holder”) by Singulex, Inc., a Delaware corporation (the “Company”), on October 12, 2006 (the “Warrant Issue Date”) in connection with the Company and the Holder entering into that certain Master Security Agreement, dated as of September 14, 2006 (the “Security Agreement”).

1.                                            Purchase of Warrant Shares. Subject to the terms and conditions set forth in this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company (i) at any time on and after the date hereof, up to 16,667 shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Shares”), plus (ii) from and after the date of any borrowing under the Notes (as such term is defined in the Security Agreement), additional Series C Shares in an amount equal to 2% of the principal amount of each such borrowing, provided that the aggregate amount of such additional Series C Shares shall not exceed 16,667. All Series C Shares purchased by Holder shall be subject to adjustment for any stock splits, stock dividends, stock combinations or similar transaction relating to the Series C Shares. The Series C Shares issuable pursuant to this Warrant are referred to as the “Warrant Shares”. Notwithstanding the foregoing, if at the time of exercise of this Warrant, a Qualified Public Offering (as defined in the Certificate of Incorporation) has occurred, “Warrant Shares” shall mean the maximum number of shares of the Company’s Common Stock into which the Series C Shares, otherwise issuable upon the exercise of this Warrant would have converted in connection with such Qualified Public Offering, as further adjusted by any stock splits, stock dividends, stock combinations or similar transactions affecting the Common Stock after the date of such Qualified Public Offering.

2.                                            Exercise Price. The purchase price for each Warrant Share shall be $1.20 per share (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, stock combinations or similar transaction relating to the Series C Shares.

3.                                            Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 11:59 p.m. Central

Time on September 1, 2016 or if such date shall in the State of Missouri be a holiday or a day on which banks are authorized to close, then 11:59 p.m. Central Time the next following date which in the State of Missouri is not a holiday or a day on which banks are authorized to close.

4.                                            Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. The Holder shall have the right to exercise this Warrant in connection with, and conditioned upon, the occurrence of a Fundamental Change (as defined in the Company’s Certificate of Incorporation). The exercise shall be effected by:

(a)                                  the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise which is attached as Exhibit A, to the Secretary of the Company at its principal offices; and

(b)                                 the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

5.                                            Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder, without payment of any additional consideration, may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Secretary of the Company at its principal offices together with a duly executed copy of the form of Notice of Cashless Exercise which is attached as Exhibit B, in which event the Company must issue to the holder hereof a number of Warrant Shares computed using the following formula:

X	=	Y (A - B)
A

Where:                                                              X =     The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y =     The number of Warrant Shares in respect of which the cashless issue election is made;

A =     The fair market value of one Warrant Share at the time the cashless issue election is made;

B =     The Exercise Price (as adjusted to the date of the cashless issuance).

For purposes of this Section 5, the fair market value of one Warrant Share as of a particular date will be determined as follows:

(a)                                  if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus with respect to the offering and

(y) the number of shares of Common Stock into which each Warrant Share is convertible at the date of calculation;

(b)                                 if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or actively traded over-the-counter:

(i)                           if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over the 30-day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each Warrant Share is convertible on such date; or

(ii)                        if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the 30-day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each Warrant Share is convertible on such date; or

(c)                                  if neither (a) nor (b) is applicable, the fair market value of a Warrant Share shall be at the highest price which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for a Warrant Share sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to a Fundamental Change, in which case the fair market value of a Warrant Share shall be deemed to be the value received by the holder of a Warrant Share pursuant to such Fundamental Change.

To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Section 5 hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation.

6.                                       Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased will be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and, in any event, within thirty (30) days after the delivery of the Notice of Exercise. If such exercise is in part only, the Company shall also deliver to the Holder a new warrant or warrants (dated the date hereof) of like tenor representing the Warrant Shares as to which the Holder has not exercised a right to purchase.

7.                                       Warrant Shares to be Fully Paid; Reservation of Warrant Shares. The Company covenants and agrees that all Warrant Shares, will, upon issuance, and, if applicable, payment of the applicable Exercise Price: (i) be duly authorized, validly issued, fully paid and nonassessable; (ii) constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies; and (iii) be free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant: (x) at all times on and after December 31, 2006, such number of Series C Shares as shall, from time to time, be sufficient therefor.

8.                                       No Fractional Shares or Scrip. The Company may, at its option, issue fractional shares or scrip representing fractional shares upon the exercise of this Warrant, or, in lieu of the fractional shares, make a cash payment for the fractional shares based on the Exercise Price then in effect.

9.                                       Notices of Certain Transactions. In case:

(a)                                  the Company shall take a record of the holders of its stock or securities at the time deliverable upon the exercise of this Warrant for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)                                 of a Fundamental Change, or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)                                 of any redemption or mandatory conversion of any capital stock of the Company, or

(e)                                  of the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Fundamental Change, dissolution, liquidation, winding-up, redemption, conversion or closing is to take place, and the time, if any is to be fixed, as of which the holders of record of such stock or securities at the time deliverable upon such Fundamental Change, dissolution, liquidation, winding-up, redemption, conversion or closing are to be determined. Such notice shall be mailed at least 10 days prior to the earlier of the record date or effective date for the event specified in such notice.

10.                                 No Stockholder Rights. Prior to the exercise of this Warrant, the Holder will not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and the Holder will not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 limits the right of the Holder to be provided the notices required under this Warrant.

11.                                 Transfers of Warrant. The Holder will not sell, assign or otherwise transfer to any person all or any part of its interest in this Warrant. Subject to the foregoing restriction, in order to effect a transfer, the Holder shall properly endorse this

Warrant, surrender it to the Company at the Company’s principal offices and pay all transfer taxes and other governmental charges imposed on the transfer. The Company shall then record such transfer on its books. In the event of a partial transfer, the Company will issue to the holders one or more appropriate new warrants. This Warrant may only be transferred in compliance with applicable state and federal securities laws. The terms and provisions of this Warrant inure to the benefit of, and shall be binding upon, the Company and the Holder and their respective successors and permitted assigns.

12.                            Amendments and Waivers. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Holder, each transferee of this Warrant, each holder of any Warrant Shares purchased under this Warrant at the time outstanding, each future holder of those Warrant Shares, and the Company.

13.                            Assumption of Warrant. If, at any time, while this Warrant or any portion hereof is outstanding and unexpired there shall be a Fundamental Change, then, as a part of such Fundamental Change, lawful provision shall be made so that the Holder will thereafter be entitled to receive, upon the exercise of this Warrant during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor entity resulting from the Fundamental Change which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in the Fundamental Change if this Warrant had been exercised immediately before the Fundamental Change; and, in any such case, appropriate adjustment (as determined by the Company’s Board of Directors) will be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Warrant Shares the Holder is entitled to purchase) will thereafter be applicable, as nearly as possible, in relation to any Warrant Shares or other securities or other property thereafter deliverable upon the exercise of this Warrant.

14.                            Registration Rights. The Company grants registration rights to the Holder for any Common Stock of the Company obtained upon conversion of the Warrant Shares in parity to the registration rights granted to other holders of the Series C Shares and agrees that the Holder shall be added as a party to that certain Amended and Restated Registration Rights Agreement, dated as of May 9, 2006 of the Company, or any substitution or replacement thereof (the “Registration Rights Amendment”), and that the Warrant Shares shall be made “Registrable Securities” under the Registration Rights Agreement.

15.                            Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth herein, and (b) if to the Holder, at the Holder’s address as set forth herein, or at such other address as the Company or the Holder may designate by at least 10 days’ advance written notice to the other party hereto.

16.                            Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party is entitled to its reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which it may be entitled.

17.                            Captions. The section and subsection headings of this Warrant are inserted for convenience only, and do not constitute a part of this Warrant for the purpose of construing or interpreting any provision hereof.

18.                            Governing Law; Choice of Forum; Waiver of Jury Trial. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the General Corporation Law of the State of Delaware to the extent applicable, and otherwise in accordance with the laws of the State of Missouri, excluding its choice of law or conflicts of law principles. In any action between the parties arising out of or relating to this Warrant or any of the transactions contemplated by this Warrant: (a) each party irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in St. Louis County, Missouri or the United States District Court for the Eastern District of Missouri, (b) each party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, and (c) each party irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Warrant or the transactions contemplated hereby.

19.                            Registration and Transfer on Company Books. The Company shall maintain books for the registration and transfer of this Warrant and the registration and transfer of the Warrant Shares issued upon exercise of this Warrant.

20.                            Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (without any surety being required), or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing an equal number of Warrant Shares.

21.                            No Impairment. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. At any time during the period this Warrant is outstanding, the Holder may request that the Company acknowledge in writing, in form satisfactory to the Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant by their duly authorized officers effective as of October 12, 2006.

SINGULEX, INC.,
a Delaware corporation

		By:	/s/ Philippe Goix
Philippe Goix, President and Chief Executive Officer

4041 Forest Park Boulevard
St. Louis, Missouri 63108

AGREED AND ACCEPTED BY THE HOLDER:

General Electric Capital Corporation

By:	/s/ John Edel SVP
John Edel
Senior Vice President, Risk

83 Wooster Heights Road Danbury, CT 06810

EXHIBIT A

NOTICE OF EXERCISE

To:  SINGULEX, INC.

The undersigned hereby elects to purchase                      shares of                            of SINGULEX, INC., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

[Name]

By:

Address:

Date:

Name in which shares should be registered:

EXHIBIT B

NOTICE OF CASHLESS EXERCISE

To:  SINGULEX, INC.

The undersigned hereby elects to exercise the attached warrant for                      shares of                                          of SINGULEX, INC. purchasable under the Warrant pursuant to the cashless exercise provisions of Section 5 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

[Name]

By:

Address:

Date:

Name in which shares should be registered: